UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2014

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive

Pleasanton, California 94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2014, Thoratec Corporation (the “Company”) issued a press release announcing the hiring of Niamh Pellegrini, age 48, to serve as the Company’s President, North America, effective October 13, 2014. Ms. Pellegrini was with Acclarent, a medical device manufacturer and subsidiary of Johnson & Johnson, from 2011 through October 3, 2014.  Her most recent role was Vice President, Strategy & International Market Development, and prior to that role she was Vice President, Rhinology.  From 2009 until 2010, Ms. Pellegrini served as Vice President, Venture Investments at Johnson & Johnson Development Corporation, the venture capital organization within Johnson & Johnson. From 2000 through 2009, Ms. Pellegrini held various sales and marketing leadership positions at LifeScan, Inc., a medical device manufacturer and subsidiary of Johnson & Johnson. Prior to 2000, Ms. Pellegrini held various management roles with Avocet Medical, Inc. and Johnson & Johnson.

In accordance with the terms of her employment arrangement with the Company, which is set forth in an offer letter executed October 4, 2014 (the “Offer Letter”), Ms. Pellegrini has entered into an at-will employment relationship with the Company providing for an annual base salary of $360,000. Ms. Pellegrini will be granted nonstatutory stock options to purchase 74,627 shares of the Company’s Common Stock and 27,601 restricted stock units, each pursuant to the Company’s standard granting procedures. Both such equity grants vest in equal 25% increments on each of the first four anniversaries of the grant date.  Ms. Pellegrini will receive a sign-on bonus of $100,000, which bonus will be subject to repayment if Ms. Pellegrini voluntarily ends her employment with the Company or her employment is terminated for cause within twelve months of her first day of employment. Ms. Pellegrini will also be eligible to receive an annual bonus equal to up to seventy percent (70%) of her base salary, based on the achievement of individual and corporate objectives; provided, however, that the bonus for the 2014 fiscal year shall be a guaranteed $50,000. In accordance with the Company’s custom for executive officers, the Company will enter into an indemnification agreement with Ms. Pellegrini in substantially the same form entered into with the Company’s other executive officers.

In accordance with the Company’s customary practice for executive officers, the Company has entered into a separation benefits agreement with Ms. Pellegrini, effective as of her first date of employment with the Company. Consistent with the Company’s severance policy for executive officers, the separation benefits agreement provides for standard severance benefits upon a termination of Ms. Pellegrini’s employment with the Company without cause, not in connection with a change in control, of one times base salary, plus an additional payment for COBRA continuation coverage up to twelve months. In the event of a change in control of the Company, and if Ms. Pellegrini is terminated without cause or resigns for good reason, she will receive enhanced severance benefits of two times the sum of base salary and the greatest of her actual or target bonus for the year prior to termination or her target bonus for the year of termination, plus an additional payment for COBRA continuation coverage up to twelve months and acceleration of vesting on all outstanding options, restricted stock and restricted stock units.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit	Description

99.1	Press Release of Thoratec Corporation, dated October 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of October 6, 2014
THORATEC CORPORATION

	By:	/s/ Taylor C. Harris
Taylor C. Harris
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Thoratec Corporation, dated October 6, 2014